================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Evans Bancorp, Inc.
-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) or Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 March 10, 1999

To Our Shareholders:

       On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of Shareholders of Evans Bancorp, Inc. The annual meeting this year will be held at Romanello's South Restaurant, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 27, 1999 at 12:30 P.M. The formal Notice of the Annual Meeting is set forth on the next page.

       The enclosed Notice and Proxy Statement contain details concerning the business to come before the 1999 Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the re-election of Robert W. Allen, William F. Barrett, and David C. Koch as Directors and a vote "FOR" the approval of the Evans Bancorp, Inc. 1999 Stock Option Plan.


TO VOTE:

       The vote of each shareholder is important, regardless of whether or not you attend the Annual Meeting. I urge you to sign, date, and return the enclosed Proxy Card as promptly as possible. In this way, you can be sure that your shares will be voted at the meeting. Simply remove the white Proxy Card from the bottom of the mailing form and return it in the postage-paid envelope provided. If you are voting "FOR" the re-election of the nominated directors and "FOR" the approval of the Evans Bancorp, Inc. 1999 Stock Option Plan, you need only sign the Proxy Card.

       VOTING IS TABULATED BY AN INDEPENDENT FIRM; THEREFORE, TO ENSURE THAT YOUR VOTE IS RECEIVED IN A TIMELY MANNER, PLEASE MAIL THE WHITE PROXY CARD IN THE ENVELOPE PROVIDED - DO NOT RETURN THE PROXY CARD TO THE BANK.


TO ATTEND THE ANNUAL MEETING:

       A luncheon for our shareholders will follow the Annual Meeting, and a cash bar will be available. To ensure that our reservation count will be accurate, if you plan to attend the meeting and luncheon, please complete the yellow postage-paid reservation card that is included with your proxy material and return it to the Bank.

       IF YOU WILL BE ATTENDING THE ANNUAL MEETING, THE YELLOW RESERVATION POSTCARD MUST BE RETURNED TO THE BANK.

PLEASE NOTE THAT, DUE TO LIMITED SEATING, WE WILL NOT BE ABLE TO ACCOMMODATE GUESTS OF OUR SHAREHOLDERS AT THE MEETING OR THE LUNCHEON, AND MUST LIMIT ATTENDANCE TO SHAREHOLDERS ONLY.

       Thank you for your confidence and support.

                                Sincerely,



                                Richard M. Craig

                               EVANS BANCORP, INC.
                            14 - 16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 1999


       The Eleventh Annual Meeting of Shareholders of Evans Bancorp, Inc., a
New York corporation (the "Company"), will be held on TUESDAY, APRIL 27, 1999 at 12:30 P.M. at Romanello's South Restaurant, 5793 South Park Avenue, Hamburg,
New York, for the following purpose:

         (1) To elect three Directors of the Company, such Directors to hold office for the term of three years and until the election and qualification of their successors;

         (2) To approve the Evans Bancorp, Inc. 1999 Stock Option Plan; and

         (3) To act upon such other business as may properly come before the meeting or any adjournment thereof.

       The Board of Directors has fixed the close of business on March 10, 1999 as the record date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting.

       A copy of the Company's Annual Report to Shareholders is enclosed for your reference.

       Please complete, sign, and return the enclosed proxy in the accompanying postage-paid, addressed envelope as soon as you have an opportunity to review the attached Proxy Statement.

                       By Order of the Board of Directors



                       Robert W. Allen
                       Secretary



Angola, New York
March 10, 1999

                               EVANS BANCORP, INC.
                            14 - 16 North Main Street
                             Angola, New York 14006


                                 PROXY STATEMENT
                              Dated March 10, 1999


                     For the Annual Meeting of Shareholders
                            to be Held April 27, 1999




                               GENERAL INFORMATION


       This Proxy Statement is furnished to the shareholders of Evans Bancorp, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the Eleventh Annual Meeting of Shareholders (the "Annual Meeting") to be held at Romanello's South Restaurant, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 27, 1999 at 12:30 P.M. and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

       If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification. A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company bearing a later date than the proxy, by the execution and delivery to the Company of a subsequently dated proxy, or by voting in person at the Annual Meeting. Any shareholder may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy.

       This Proxy Statement and the enclosed proxy are first mailed to shareholders on or about March 10, 1999.


                                VOTING SECURITIES

       Only holders of shares of Common Stock of record at the close of business on March 10, 1999 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on March 10, 1999, the Company had outstanding 1,697,598 shares of Common Stock. For all matters to be voted on at the Annual Meeting, holders of Common Stock have one vote per share. A majority of such shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

       Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of the Directors named therein and for the other proposals. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

       Under the Company's by-laws and the laws of the State of New York, directors of the Company are elected by a plurality of the votes cast in the election. The approval of the Evans Bancorp, Inc. 1999 Stock Option Plan and any other matters to be considered as set forth in the Notice for the Annual Meeting are to be decided by the vote of the holders of a majority of the votes represented by the shares present in person or represented by proxy at the Annual Meeting.

       With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

         With regard to the approval of the Evans Bancorp, Inc. 1999 Stock Option Plan, proxies will be voted in favor of the resolution, unless otherwise instructed by the Shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

       The following table sets forth, as of January 31, 1999, the number (rounded to the nearest whole share) of outstanding shares of Common Stock beneficially owned by (i) each shareholder known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) all directors and nominees of the Company individually, and (iii) by all executive officers and directors as a group:

                                        Nature and Amount of         Percent of
Name                                    Beneficial Ownership           Class
----                                    --------------------           -----
Robert W. Allen (1)                            29,944                    1.8%

William F. Barrett (2)                        161,345                    9.5%

Phillip Brothman (3)                           23,810                    1.4%

Richard M. Craig (4)                            8,123                     .5%

LaVerne G. Hall (5)                            54,380                    3.2%

David C. Koch (6)                              25,793                    1.5%

Richard C. Stevenson (7)                       55,324                    3.3%

David M. Taylor (8)                             6,840                     .4%

Thomas H. Waring, Jr.                             509                    .03%

Directors and Officers
as a Group (11 persons)
(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)               367,580                   21.6%

(1)  Includes 2,764 shares owned by Mr. Allen's wife.

(2) Includes 12,850 shares owned by Mr. Barrett's wife, 30,940 shares owned jointly by Mr. Barrett and his wife and 6,345 shares held for Mr. Barrett's son, as to which he disclaims beneficial ownership.

(3) Includes 1,480 shares owned by Mr. Brothman's wife and 2,713 shares held by a pension plan of which Mr. Brothman is a trustee and a participant.

(4) Includes 5,415 shares owned jointly by Mr. Craig and his wife and 168 shares owned by Mr. Craig's daughter, as to which he disclaims beneficial ownership.

(5)  Includes 23,230 shares owned by Mr. Hall's wife.

(6) Includes 1,485 shares owned jointly by Mr. Koch and his wife, and 775 shares owned by Mr. Koch's son, as to which he disclaims beneficial ownership.

(7) Includes 3,669 shares owned by Mr. Stevenson's wife, and also 12,635 shares held by Mr. Stevenson as conservator for Evelyn Simonsen and 1,060 shares held in a trust for F. Evelyn Beardsley as to which he disclaims beneficial ownership.

(8)  Includes 300 shares owned jointly by Mr. Taylor and his wife.

(9) Includes 426 shares owned by Mr. James Tilley, Assistant Secretary of Evans Bancorp, Inc., 10 shares held by Mr. Tilley in trust for his grandson, and 76 shares owned jointly by Mr. Tilley and his mother.

(10) Includes 1,000 shares owned by Mr. William Glass, Treasurer of Evans Bancorp, Inc., held jointly with his wife.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with by such persons.


                             ELECTION OF DIRECTORS

       It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the three nominees for Directors who are: Robert W. Allen, William F. Barrett, and David C. Koch.

       The nominees proposed for election to the Board of Directors are all presently members of the Board.

       The nominees named herein, if elected as Directors, will hold office for three years until the Annual Meeting of Shareholders in 2002 and until their successors are duly elected and qualified. In the event that any nominee for Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Directors.

                         INFORMATION REGARDING DIRECTORS

       The following table sets forth the names, ages and positions of the Directors of the Company.


       NAME                                                               TERM
NOMINEES FOR DIRECTORS:      AGE       POSITION                          EXPIRES
-----------------------      ---       --------                          -------
Robert W. Allen              73        Secretary, Director                1999

William F. Barrett           57        Director                           1999

David C. Koch                63        Director                           1999


     DIRECTORS:
     ----------

Phillip Brothman             60        Director                           2001

Richard M. Craig             61        Chairman of Board, President,      2000
                                       CEO, Director

LaVerne G. Hall              61        Director                           2000

Richard C. Stevenson         90        Director                           2000

David M. Taylor              48        Director                           2001

Thomas H. Waring, Jr.        41        Director                           2001


       Each Director is elected to hold office for a three year term and until his successor is elected and qualified.

       Mr. Allen has been a Director since 1960. He was the Executive Vice President of the Bank until his retirement in 1988.

       Mr. Barrett has been a Director since 1971. He is currently self employed as a property and investment manager and the former President of Carl E. Barrett, Ltd., an insurance agency.

       Mr. Koch has been a Director since 1979 and is Chairman and Chief Executive Officer of New Era Cap Co., Inc.

       Mr. Brothman has been a Director since 1976 and is a partner in the law firm of Hurst, Brothman & Yusick.

       Mr. Craig joined Evans National Bank (the "Bank") in 1987 and has served as President and Director since 1988. In 1989 he was appointed Chief Executive Officer, and was, in January 1998, also elected Chairman of the Board. Previously, he was the Administrative Vice President of M&T Bank.

       Mr. Hall has been a Director since 1981. He is the former Chairman of the Board of L.G. Hall Building Contractors, Inc.

       Mr. Stevenson has been a Director since 1958 and is President of Stevenson Realtors and Chairman of the

Board of Evans Land Corp.

       Mr. Taylor has been a Director since 1986 and is President of Concord Nurseries, Inc.

       Mr. Waring has been a Director since 1998. He is the principal of Waring Financial Group, an insurance and financial services firm.


The committees of the Board of Directors, which are nominated by the Chairman of the Board and approved by the Board of Directors, are as follows:

       LOAN COMMITTEE:

       William F. Barrett, Chairman  Robert W. Allen       Richard M. Craig
       David C. Koch                 Thomas H. Waring, Jr.

       The Loan Committee met eleven times during 1998. Its purpose is to review and approve loans exceeding $300,000 or loans that are non-conventional.

       INVESTMENT COMMITTEE:

       Richard M. Craig, Chairman    Robert W. Allen       David M. Taylor

       The Investment Committee met once in 1998. The Investment Committee meets a minimum of once a year to review the liquidity of the investment portfolio and discuss investment strategies.

       PLANNING COMMITTEE:

       LaVerne G. Hall, Chairman     William F. Barrett    Richard M. Craig
       David C. Koch                 Thomas H. Waring, Jr.

       The Planning Committee met three times in 1998. The Planning Committee is responsible for reviewing the strategic plan of the Bank and actions taken to obtain those objectives.

       LOAN REVIEW COMMITTEE:

       Phillip Brothman, Chairman    Richard M. Craig      LaVerne G. Hall
       David M. Taylor


       The Loan Review Committee met four times during 1998. Its purpose is to insure the Bank's provision and reserve for credit losses are adequate. The Loan Review Committee meets quarterly with the Bank's Loan Review Officer, who independently conducts the loan review. As a result of her recommendations, loans are graded based upon payment history, credit strength of borrower and other factors. This information is then aggregated to determine the overall adequacy of the credit loss reserve.

       AUDIT COMMITTEE:

       Phillip Brothman, Chairman    Richard M. Craig      David C. Koch
       David M. Taylor


       The Audit Committee met five times in 1998. The members of the Audit Committee receive from the internal auditor a quarterly report which describes findings for the prior quarter. The function of the Audit Committee is to insure that the Bank's activities are being conducted in accordance with law, banking rules and regulations, other regulatory and supervisory authorities, and the Bank's internal policies. In addition, the Audit Committee recommends to the Board of Directors the services of a reputable certified public accounting firm. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

       INSURANCE COMMITTEE:

       William F. Barrett, Chairman  Robert W. Allen       Richard M. Craig
       Richard C. Stevenson

       The Insurance Committee met once during 1998. This committee reviews the coverage of insurance policies of the Bank and monitors costs.

       HUMAN RESOURCE COMMITTEE:

       LaVerne G. Hall, Chairman     William F. Barrett    Richard M. Craig
       David C. Koch                 Richard C. Stevenson  Thomas H. Waring, Jr.

       The Human Resource Committee met twice during 1998. Its purpose is to review management's recommendation as it relates to job classification, salary ranges and annual merit increases. The committee also reviews fringe benefits. The Human Resource Committee also establishes the compensation of the Executive Officers of the Company. See "Human Resource Committee Report on Executive Compensation".

       The Board of Directors of the Company met twelve times during 1998. Each incumbent director of the Company, except for Mr. Koch and Mr. Waring, attended at least 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members.


                            COMPENSATION OF DIRECTORS

       For the year 1998, members of the Board of Directors were compensated at the rate of $750 per meeting, with the Secretary receiving $800 per meeting. Total directors' fees during 1998 amounted to $140,145 (including committee fees and $36,915 of deferred compensation).


                     PROPOSAL TO APPROVE EVANS BANCORP, INC.
                             1999 STOCK OPTION PLAN

       The Board of Directors has adopted, subject to shareholder approval, the Evans Bancorp, Inc. 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan provides a means for the Company to grant to eligible persons options to acquire shares of the Company's common stock, stock appreciation rights, or an opportunity to purchase shares of common stock subject to restrictions.


PURPOSE OF THE PLAN.

       The purpose of the 1999 Plan is to enable the Company and its subsidiaries to continue to attract, retain and reward eligible persons by offering them an opportunity to have a greater ownership interest in and closer identity with the Company and with its financial success.

       SUMMARY OF KEY FEATURES OF THE PLAN.

       The following is a summary of the key features of the 1999 Plan. The full text of the 1999 Plan is attached to this Proxy Statement as Exhibit A. Please refer to Exhibit A for a more complete description of the terms of the 1999 Plan.


       ELIGIBLE PARTICIPANTS.

       The Committee appointed to administer the 1999 Plan consists of Messrs. Allen, Barrett, Brothman, Hall, Koch, Stevenson, Taylor, and Waring. The Committee has authority to determine which employees and consultants, if any, of the Company will receive options or other awards under the 1999 Plan. The Committee also has the authority to determine the amount, terms and conditions of any stock options or other awards granted under the 1999 Plan. At the present time, the number of employees and consultants, if any, who may participate in the 1999 Plan is unknown.


       MAXIMUM NUMBER OF SHARES.

       Up to 85,000 shares of common stock of Evans Bancorp, Inc. may be granted under the 1999 Plan. This number will be adjusted for changes in the Company's capital structure, such as a stock split. Shares delivered under the 1999 Plan may be in the form of authorized and unissued shares or treasury shares.


       TYPES OF AWARDS.

       The 1999 Plan permits the granting of the following types of awards:

       -  Stock options.
       -  Stock appreciation rights.
       -  Restricted stock.


       STOCK OPTIONS.

       The Committee will determine the exercise or purchase price per share of any stock option granted under the 1999 Plan, but the exercise price may not be less than 100% of the fair market value of the common stock on the date of the grant. Options granted may be either incentive stock options ("ISOs") or nonqualified stock options. The Committee will fix the term of each option. Options will be exercisable at such time or times as determined by the Committee, and will expire no later than ten years from the date the option is granted. Options may be exercised by paying the purchase price and applicable withholding taxes, either in cash, or in stock of the Company, at the discretion of the Committee. The Committee may provide that an optionee who surrenders shares of common stock in payment of an option shall be granted a new nonqualified stock option covering a number of shares equal to the number so surrendered.


       STOCK APPRECIATION RIGHTS.

       The Committee is authorized to grant stock appreciation rights, which entitle recipients to receive payments in cash, shares or a combination, or an amount representing the appreciation in the market value of a specified number of shares of Common Stock from the date of grant until the date of exercise.


       RESTRICTED STOCK AWARDS.

       The Committee is also authorized to sell or grant to participants, either alone or in addition to other awards granted under the 1999 Plan, shares of restricted common stock of the Company, subject to such restrictions and other conditions as the Committee may designate. The Committee is authorized to determine the persons to whom Restricted Stock Awards are to be made, the times at which such awards are to be made, the number of shares to be sold or granted under such awards and all other terms, restrictions and conditions of such awards. The provisions of Restricted Stock Awards are not required to be uniform with respect to all recipients. Stock granted as Restricted Stock Awards may be issued for no cash consideration or for such consideration as may be determined by the Committee.


       TAX CONSEQUENCES OF THE PLAN.

       The grant of a stock option will not result in taxable income at the time of the grant for the optionee or the Company. If the optionee satisfies the applicable holding period requirements, the optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The treatment to an optionee of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an ISO or a nonqualified stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an ISO before the applicable ISO holding periods have been satisfied.

       With respect to other awards granted under the 1999 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to a substantial risk or forfeiture, the participant must recognize ordinary income equal to the cash or fair market value of the shares or other property received. The Company will be entitled to a deduction for the same amount. For awards that are settled in stock or other property that is restricted as to the transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the share or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.


       AMENDMENTS.

       The Board and the Committee are authorized to amend the 1999 Plan, except that shareholder approval is required for any amendment that would (1) materially increase the number of shares available under the 1999 Plan or (2) allow stock options to be granted at less than 100 percent of a fair market value on the date of grant.


       FUTURE GRANTS AND AWARDS.

       At present, the Committee does not have definitive plans for granting of awards under the 1999 Plan. No determination has been made as to the number of stock options, stock appreciation rights or Restricted Stock Awards to be granted, or the number or identity of optionee or recipients of awards.


       STOCK PRICE INFORMATION.

       The Company's Common Stock is not currently traded on an organized public market. As of February 22, 1999, the price at which shares of the Common Stock had last sold was $45, based upon information provided to the Company.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EVANS BANCORP, INC. 1999 STOCK OPTION PLAN.


                             EXECUTIVE COMPENSATION

         There is shown below information concerning the annual and long-term compensation for service in all capacities to the Company for the years 1998, 1997, and 1996 of the Chief Executive Officer, the Senior Vice President of Administration, and the Senior Vice President of the Loan Division. No other executive officer earned in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                    ANNUAL COMPENSATION                          COMPENSATION
                              -------------------------------      ----------------------------------------

                                                                    AWARDS       PAYOUTS
NAME OF AND                                                         STOCK       LONG-TERM
PRINCIPAL                                                           OPTION      INCENTIVE      ALL OTHER
POSITION            YEAR      SALARY       BONUS      OTHER(1)     (SHARES)      PAYOUTS      COMPENSATION
--------            ----      ------       -----      --------     --------      -------      ------------
Richard M. Craig    1998     $160,308     $20,000      $3,206        -0-           -0-             -0-
President & CEO     1997     $151,308     $14,013      $3,026        -0-           -0-             -0-
                    1996     $142,385     $13,840      $2,848        -0-           -0-             -0-

James Tilley        1998     $109,335     $14,000      $2,187        -0-           -0-             -0-
Senior Vice         1997     $103,059      $9,991      $2,061        -0-           -0-             -0-
President           1996      $97,095      $9,875      $1,942        -0-           -0-             -0-

William R. Glass    1998     $102,945     $14,000      $2,059        -0-           -0-             -0-
Senior Vice         1997      $96,630      $9,868      $1,933        -0-           -0-             -0-
President           1996      $90,235      $9,743      $1,805        -0-           -0-             -0-

(1) Includes the Bank's contribution to the Employee Savings Plan made for the benefit of Mr. Craig of $3,206 in 1998, $3,026 in 1997, and $2,848 in 1996;
    for the benefit of Mr. Tilley of $2,187 in 1998, $2,061 in 1997, and $1,942 in 1996; and for the benefit of Mr. Glass of $2,059 in 1998, $1,933 in 1997, and $1,805 in 1996. See "EMPLOYEE SAVINGS PLAN". Does not include personal benefits which did not exceed 10% of Mr. Craig's, Mr. Tilley's, or Mr. Glass' salary and bonus in any year.


       EMPLOYMENT AGREEMENTS

       Mr. Richard Craig, Mr. James Tilley, and Mr. William Glass have each entered into an Employment Agreement with the Bank which runs through December 31, 2002. Each Employment Agreement provides that salary will be set annually by the Board of Directors. If the Bank terminates the Employment Agreement without cause, the Bank is obligated to continue to pay base salary for the longer of three months or the remainder of the term of the Employment Agreement.


       PENSION PLAN

       The Bank maintains a defined benefit pension plan for all eligible employees. An employee becomes vested in a pension benefit after five years of service. Upon retirement at age 65, vested participants are entitled to receive a monthly benefit. Prior to a May 1, 1994 amendment to the plan, the monthly benefit under the pension plan was 3% of average monthly compensation multiplied by years of service up to a maximum of fifteen years of service. In 1994, the pension plan was amended to change the benefit to 1% of average monthly compensation multiplied by years of service up to a maximum of thirty years of service. However, the benefits already accrued by employees prior to this amendment were not reduced by the amendment. Mr. Craig, Mr. Tilley, and Mr. Glass are participants in the pension plan, and as of December 31, 1998, Mr. Craig had ten years of credited service and $13,264 of average monthly compensation; Mr. Tilley had nine years of credited service and $8,949 of average monthly compensation; and Mr. Glass had five years of credited service and $8,375 of average monthly compensation.


       SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

       In 1995, the Bank entered into non-qualified Supplemental Executive Retirement Plans ("SERPs") with both Mr. Craig and Mr. Tilley to provide retirement benefits to supplement their benefits under the Bank's pension plan and replace the benefits reduced by the 1994 amendment to the Pension Plan. See "PENSION PLAN". In 1998, Mr. Craig's SERP was amended and the benefits increased. In 1999, the Bank amended Mr. Tilley's agreement increasing his benefit, and also entered into an agreement with Mr. Glass. Under the SERPs, as amended, Mr. Craig, Mr. Tilley, and Mr. Glass are entitled to additional annual pension payments of $92,766, $66,943, and $30,000, respectively, for 20 years after retirement at age 65, unless their employment is terminated earlier. The SERPs also provide death benefits in the same annual amounts in the event the executive dies prior to age 65, which are payable over 10 years. The Bank has purchased a life insurance policy on both Mr. Craig and Mr. Tilley to assist in recovering the amounts of any benefits paid in the future under the SERPs.


       EMPLOYEE SAVINGS PLAN

       The Bank also maintains a 401(k) salary deferral plan to assist employees in saving for retirement.

       All employees are eligible to participate on the first of the month following one year of service, provided they have completed 1,000 hours of service. Eligible employees can contribute up to a maximum of 15% of their base pay. An automatic 1% of base pay contribution is made by the Bank and in addition, the Bank makes a matching contribution at a rate of 25% of the first 4% contributed by a participant. Participants are always 100% vested in their own contributions and the Bank's matching contribution is also 100% vested.

       Individual account earnings will depend on the performance of the investment funds in which the participant invests. Specific guidelines govern adjustments to contribution levels, investment decisions and withdrawals from the plan. The benefit is paid as an annuity unless the employee elects one of the optional forms of payment available under the plan. See "Summary Compensation Table" for a summary of the amounts contributed by the Bank to this Plan for the benefit of Mr. Craig, Mr. Tilley, and Mr. Glass.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

       The Human Resources Committee of the Board of Directors serves as the Compensation Committee of the Company. The members of the Human Resource Committee are: LaVerne G. Hall, William F. Barrett, Richard M. Craig, David C. Koch, Richard C. Stevenson, and Thomas H. Waring, Jr. Mr. Craig is the Chairman of the Board, President, and CEO of the Company and the Bank. Mr. Waring is the principal of Waring Financial Group, which has assisted the Corporation in the purchase of life insurance policies. See "Certain Transactions."

       There are no Compensation Committee Interlocks required to be disclosed in this Proxy Statement.


                       HUMAN RESOURCE COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

       The Human Resource Committee has the responsibility of reviewing the overall compensation policies for the employees of the Bank and also establishes the compensation of Mr. Craig, Mr. Tilley, and Mr. Glass, who are referred to in this Report as the Named Executives of the Company.

       The Bank uses a base salary/hourly rate and a bonus program to compensate its employees, including the Named Executives.

       The Bank uses a system of salary grades and corresponding salary ranges to set base salary/hourly rates. Positions are assigned a salary grade on the basis of job descriptions and comparisons to benchmark positions in the industry. Annually, the Bank participates in a number of salary surveys provided by or endorsed by various bank trade association groups. The surveys summarize compensation information on a national, regional, and local basis, with data furnished based upon bank asset size and geographic region. In January of each year, management presents recommendations to the Human Resource Committee to adjust the salary ranges based upon this information and also recommended salary adjustments for the employees. Compensation recommendations are determined based upon individual job performance, experience, and position within the salary range. Mr. Craig, as the Chief Executive Officer, makes recommendations for the Compensation levels of the Senior Vice-Presidents, including Mr. Tilley and Mr. Glass. The Human Resource Committee (excluding Mr. Craig) develops recommendations for Mr. Craig's salary based upon the same approach.

       Also, in January of each year, the Human Resource Committee establishes a bonus pool for the Bank's employees based upon the financial performance of the Bank for the previous year, including such factors as the operating results compared to the operating budget, net income, the return on average assets, the return on average equity and the earnings per share, growth in loans, and growth in deposits. The Human Resource Committee (excluding Mr. Craig) then determines what amount of the bonus pool will be paid to each of Mr. Craig and the Senior Vice Presidents, including Mr. Tilley and Mr. Glass, based upon their evaluation of each person's performance and contributions to the financial results of the Bank for the prior year. Management then allocates the remainder of the bonus pool among other employees of the Bank based upon management's evaluation of individual job performance and contributions to the Bank.


                            HUMAN RESOURCE COMMITTEE:

             LaVerne G. Hall, Chairman           William F. Barrett
             Richard M. Craig                    Richard C. Stevenson
             David C. Koch                       Thomas H. Waring, Jr.

       The report of the Human Resource Committee and the Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K.


                              CERTAIN TRANSACTIONS

       The Bank has had, and in the future, expects to have banking and fiduciary transactions with Directors and Executive Officers of the Company and some of their affiliates. All such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates on loans) as those prevailing at the time for comparable transactions with others.

       Mr. Phillip Brothman is a partner of the law firm of Hurst, Brothman & Yusick which served as general counsel to the Company and received legal fees.

       In 1998, the Company paid approximately $77,000 in life insurance premiums to Massachusetts Mutual. Waring Financial Group, which is owned by Thomas H. Waring, Jr., received commissions on such premium payments.


                                PERFORMANCE GRAPH

       The following Performance Graph compares the Company's cumulative total stockholder return on its

Common Stock for a five-year period (December 31, 1993 to December 31, 1998) with the cumulative total return of the Standard & Poor's 500 ("S & P 500") stock index and Standard & Poors Banks (Major Regional)-500 Stock Index ("Banks (Major Regional)-500"). As the Company's stock is not traded on a public market, the price information is based upon stock prices in private transactions as disclosed to the Company for the periods indicated. The comparison for each of the periods assumes that $100 was invested on December 31, 1993 in each of the Company's common stock, the stocks included in the Banks (Major Regional-500) Index, and the stocks included in the S & P 500 Index and that all dividends were reinvested.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG EVANS BANCORP, INC.,
                         S&P INDEX AND S&P GROUP INDEX



                ---------------FISCAL YEAR ENDING---------------

COMPANY/INDEX/MARKET    1993     1994     1995     1996     1997     1998

Evans Bancorp Inc.     100.00   111.32   182.89   239.85   338.62   404.48
S&P Group Index        100.00    94.65   149.04   203.64   306.21   338.32
S&P 500 Index          100.00   101.32   139.40   171.41   228.59   293.92


                   ASSUMES $100 INVESTED ON DECEMBER 31, 1993
                          AND ALL DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1998



The current composition of S&P Industry Group 815 - Banks Major Regional - is as follows:

BANK OF NEW YORK CO INC
BANK ONE CORP
BANKAMERICA CORPORATION
BANKBOSTON CORP
COMERICA INC
FIFTH THIRD BANCORP
FIRST UNION CORP
FIRSTAR CORP
FLEET FINANCIAL GROUP
HUNTINGTON BANCSHARES
KEYCORP
MELLON BANK CORP
MERCANTILE BANCORP
NATIONAL CITY CORP
NORTHERN TRUST CORP
PNC BANK CORP
REGIONS FINANCIAL CORP
REPUBLIC NY CORP
STATE STREET CORP
SUMMIT BANCORP
SUNTRUST BANKS INC
SYNOVUS FINANCIAL CORP
UNION PLANTERS CORP
US BANCORP
WACHOVIA CORP
WELLS FARGO & CO NEW




SOURCE: MEDIA GENERAL FINANCIAL SERVICES
        P.O. BOX 85333
        RICHMOND, VA 23293
        PHONE: 1-(800) 448-7922
        FAX: 1-(804) 649-6626



                                  OTHER MATTERS

       The cost of solicitation of proxies will be borne by the Company. Solicitation, other than by mail, may be made by directors, officers or by regular employees of the Company who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.

       Deloitte & Touche, LLP were the auditors for the Company for the year ended December 31, 1998. Representatives of that firm will be present at the annual meeting to respond to appropriate questions that may be raised, and they will have the opportunity to make a statement, if they so desire.

       It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting.


                     DEADLINE FOR SHAREHOLDER PROPOSALS FOR
                               2000 ANNUAL MEETING

       Proposals of shareholders intended to be presented at the Twelfth Annual Meeting of Shareholders must be received by the Secretary, Evans Bancorp, Inc. 14 - 16 North Main Street, Angola, New York, 14006, no later than November 11, 1999. If a shareholder intends to present a proposal at the 2000 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to January 25, 2000 or the Company's management proxies for the 2000 Annual Meeting will be entitled to use their discretionary voting authority to vote on such proposal, without any discussion of the matter in the Company's proxy materials. In accordance with the Company's By-Laws, shareholder nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Company in writing not less than 14 days nor more than 50 days immediately preceding the date of the annual meeting. If less than 21 days notice of the annual meeting is given to shareholders, nominations shall be mailed or delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of Common Stock of the Company owned by the notifying shareholder. Under the current bylaws of the Company, in order to be eligible to be nominated as a new director of the Company, the proposed nominee must hold at least $10,000 aggregate market value of stock of the Company and be less than 70 years of age. Nominations not made in accordance with the bylaws of the Company may, in his discretion, be disregarded by the presiding officer of the meeting, and upon his instruction, the vote tellers may disregard all votes cast for each such nominee. In the event that the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of Common Stock of the Company shall be counted if at least one nomination for that person complies herewith.

                       By order of the Board of Directors,

                               EVANS BANCORP, INC.




                               Robert W. Allen
                               Secretary



Angola, New York
March 10, 1999

                                    EXHIBIT A

                   EVANS BANCORP, INC. 1999 STOCK OPTION PLAN


1.   PURPOSE.

     Evans Bancorp, Inc., a New York corporation (the "Corporation"), has adopted the Evans Bancorp, Inc. Stock Option Plan, effective as of January 19, 1999.

     The purpose of the Evans Bancorp, Inc. Stock Option Plan (the "Plan") is to enable the Corporation and its subsidiaries to attract, retain, and reward employees and consultants ("Eligible Persons") by offering them an opportunity to have a greater proprietary interest in and closer identity with the Corporation and with its financial success. An option granted under the Plan to an Eligible Person to purchase shares of the Corporation's common stock, $.01 par value ("Common Stock"), may be an incentive stock option ("ISO") as defined in Section 422 of the Internal Revenue Code of 1986 as heretofore or hereafter amended ("Code") or a nonqualified stock option ("NSO") (collectively referred to as "Options") and may be accompanied by stock appreciation rights ("SARs"). An Option that is not an ISO shall be an NSO. Shares of Common Stock ("Restricted Stock") may be granted or offered for sale to Eligible Persons either separately from or in tandem with the grant of an Option. Grants of Options and SARs, and grants of Restricted Stock to Eligible Persons, shall be collectively referred to as "Awards." Proceeds received by the Corporation from the sale of Restricted Stock, or shares of Common Stock pursuant to Options granted under the Plan, shall be used for general corporate purposes.


2.   ADMINISTRATION.

     The Plan shall be administered by a committee ("Committee") appointed by the Board. The Committee shall be composed of not fewer than two members. The Committee Members shall not be eligible to receive Awards under the Plan. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of Awards to Eligible Persons under the Plan (which need not be identical), and make such other determinations as it deems necessary and advisable for the administration of the Plan. The Committee may delegate decisions with respect to Awards to Eligible Persons who are not elected officers or directors of the Corporation or its subsidiaries to such elected officer or officers of the Corporation as the Committee determines. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a director of the Corporation so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Corporation pursuant to its bylaws.


3.   ELIGIBILITY.

     Eligible Persons who have been selected by the Committee to receive an Award shall participate in the Plan. (Eligible Persons who participate in the Plan shall be referred to as "Participants"). SARs may be granted only to an Eligible Person to whom an Option has been granted. Shares of Restricted Stock may be granted or sold to Eligible Persons. ISO's may be granted only to an employee of the Corporation ("Employee"). The Committee shall determine, within the limits of the express provisions of the Plan, those Eligible Persons to whom, and the time or times at which Awards shall be granted. The Committee shall also determine, with respect to Awards to Eligible Persons, the number of shares of Common Stock to be subject to each such Award; the type of Options (ISO or NSO); the duration of each Option; the exercise price under each Option; the time or times within which (during the term of the Option) all or portions of each Option may be exercised; whether cash, Common Stock, Options or other property may be accepted in full or partial payment upon exercise of an Option; whether an Option shall include SARs and the terms of the SARs; the base price with respect to each Nontandem SAR

(hereinafter defined); the restrictions to be imposed on shares of Restricted Stock; whether the shares of Restricted Stock shall be granted or sold; and any other terms and conditions of such Awards. In making such determinations, the Committee may take into account the nature of the services rendered by the Eligible Person, his present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion shall deem relevant.


4.   COMMON STOCK.

     The total number of shares of Common Stock that may be subject to Awards (including ISOs) under the Plan shall be 85,000 shares. Such total number of shares shall be adjusted in accordance with the provisions of Section 12 hereof, and a share of Common Stock subject to an Option and its related Tandem SAR (hereinafter defined) shall only be counted once. Such shares may be either authorized but unissued shares or reacquired shares. In the event that (a) any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Tandem SAR) without being exercised, in whole or in part, for any reason, or (b) any Nontandem SAR granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, or
(c) any Restricted Stock granted under the Plan is forfeited or reacquired by the Corporation in connection with the violation of any restrictions imposed upon such shares pursuant to the Plan, then the number of shares of Common Stock theretofore subject to such Option, or SAR, or constituting such Restricted Stock, or the unexercised, terminated, surrendered, forfeited, canceled or reacquired portion thereof shall be added to the remaining number of shares of Common Stock that may be made subject to Awards under the Plan. Such Awards include Awards to former holders of such Options, SARs, or Restricted Stock and, with respect to Awards to Eligible Persons, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former holders of Options, SARs or Restricted Stock.


5.   OPTIONS.

     The following provisions shall apply to each Option granted to an Eligible
Person:

     (a) Options may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of shares of Common Stock subject to Options granted to each Eligible Person. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of the grant, including ISOs. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will not be ISOs.

     (b) Each Option shall be evidenced by a written agreement specifying the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and the terms of related SARs, if any (the "Option Agreement"). An Option Agreement may also contain a vesting schedule, a noncompetition agreement, a confidentiality provision, provisions for forfeiture in the event of termination of the Eligible Person's employment by the Corporation and such restrictions and conditions and other terms as the Committee shall determine. Option Agreements need not be identical.

     (c) The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Options, or any part thereof, granted to an Eligible Person under the Plan.

     (d) In the discretion of the Committee, the grant of any Option may be accompanied by a Reload Option. A Reload Option may be granted to an Eligible Person who is an Option holder and who satisfies all or part of the exercise price of the Option with shares of Common Stock. The Reload Option represents an additional Option to acquire the same number of shares of Common Stock as is used by the Eligible Person to pay for the original Option. A Reload Option is subject to all of the same terms and conditions as the original Option except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Option is exercised and (ii) such Reload Option will conform to all provisions of the Plan at the time the original Option is exercised.

6.   REQUIRED TERMS AND CONDITIONS OF ISOS.

     The provisions of each ISO granted to an Employee under this Section 6 shall be interpreted in a manner consistent with Section 422 of the Code and with all regulations issued thereunder. Each ISO granted to an Employee shall be in such form and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant, subject to the general provisions of the Plan, Section 422 of the Code, the applicable Option Agreement and the following specific rules:

     (a) EXERCISE PRICE. Except as otherwise provided, the per share exercise price of each ISO shall be at least 100% of the Fair Market Value of the Common Stock at the time such ISO is granted, provided that in the case of an ISO granted to an Employee who at the time of grant owns (as defined in Section 424(d) of the Code) stock of the Corporation or its parent or subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of any such corporation, the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted and the ISO by its terms shall not be exercisable after the expiration of five years from the date the ISO is granted. In no event may the exercise price be less than the par value of the Common Stock subject to such ISO.

     (b) MAXIMUM TERM. Subject to earlier termination as provided in Section 8, each ISO shall expire on the date determined in the applicable Option Agreement at the time the ISO is granted, provided that no ISO shall be exercisable after the expiration of 10 years from the date it is granted, except as otherwise provided in subsection (a) next above.

     (c) TIME OF EXERCISE. The Committee shall specify in the Option Agreement, at the time each ISO is granted, the duration of each ISO and the time or times within which (during the term of the ISO) all or portions of each ISO may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

     (d) VALUE OF SHARES. The aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all option plans of the Corporation or of a corporation which, at the time such ISO was granted, is a parent or subsidiary of the Corporation, or is a predecessor corporation of any such corporation) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the stock subject to an Option, which first becomes exercisable in any calendar year and during this period exceeds the limitation of this subsection, so much of the Option that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be an NSO; but in all other respects, the original Option Agreement shall remain in full force and effect.

     (e) CONVERSION. The Committee may, in its sole discretion, cause the Corporation to convert an ISO to an NSO upon such terms and conditions and in such manner as the Committee deems equitable.


7.   REQUIRED TERMS AND CONDITIONS OF NSOs.

     Each NSO granted to an Eligible Person shall be in such form and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant, subject to the general provisions of the Plan, the applicable Option Agreement, and the following specific rules:

     (a) EXERCISE PRICE. The number of shares of Common Stock subject to each NSO and the per share exercise price of each NSO shall be determined by the Committee at the time the NSO is granted, provided that such exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the NSO is granted. In no event may the exercise price be less than the par value of the Common Stock subject to such NSO.

     (b) MAXIMUM TERM. Subject to earlier termination as provided in Section 8, each such NSO shall expire on the date determined in the applicable Option Agreement at the time the NSO is granted, provided that such date shall not be more than ten years after the date of grant.

     (c) TIME OF EXERCISE. The Committee shall specify in the Option Agreement at the time each NSO is granted, the duration of each NSO and the time or times within which (during the term of the NSO) all or portions of each NSO may be exercised, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

8. EXPIRATION OF OPTIONS GRANTED TO ELIGIBLE PERSONS; TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH, OR RETIREMENT.

     (a) GENERAL RULE. Except with respect to Options expiring pursuant to subsection 8(b), (c) or (d) below, each Option granted to an Eligible Person shall, expire on the expiration date or dates set forth in the applicable Option Agreement. Each Option expiring pursuant to subsection 8(b), (c) or (d) below shall expire on the date set forth in subsection 8(b), (c) or (d) notwithstanding any restrictions and conditions that may be contained in an Eligible Person's Option Agreement.

     (b) EXPIRATION UPON TERMINATION OF EMPLOYMENT. An Option granted to an Eligible Person shall expire on the first to occur of (i) the applicable date or dates determined pursuant to subsection 8(a) or (ii) the date that the employment or period of service of the Eligible Person with the Corporation and its subsidiaries terminates for any reason other than death or disability pursuant to subsection 8(c) or retirement pursuant to subsection 8(d). Notwithstanding the preceding provisions of this subsection 8(b), the Committee, in its sole discretion, may permit an Eligible Person (i) to exercise an Option that is exercisable immediately prior to the termination of employment or termination of his period of service, notwithstanding any restrictions and conditions that may be contained in his Option Agreement during a period not to exceed one month following his termination of employment, and/or (ii) to exercise an Option that becomes exercisable after termination of employment or termination of his period of service and prior to the termination of such one month period, during such period. In no event, however, may the Committee permit such Eligible Person to exercise an Option under this subsection 8(b) after the expiration date or dates set forth in the applicable Option Agreement.

     (c) EXPIRATION UPON DISABILITY OR DEATH. If the employment or period of service of an Eligible Person with the Corporation and its subsidiaries terminates by reason of disability (as determined by the Committee) or death, his unexpired Options or portions thereof, if any, held on the date of disability or death that would expire pursuant to the terms of his Option Agreement during the 12-month period commencing on the date of disability or death, shall expire on the last day of such 12-month period. During such 12-month period, any such Option or portion thereof referred to in the preceding sentence may be exercised by such Eligible Person, or the person specified in
Section 9, with respect to the same number of shares and in the same manner and to the same extent as if the Eligible Person had continued as a full-time employee or consultant of the Corporation or its subsidiaries during such 12-month period. Any unexpired Option or portion thereof held by the Eligible Person on the date of disability or death, that would expire pursuant to the terms of his Option Agreement on a date more than 12 months after the date of disability or death, shall expire unexercised on the date of disability or death.

     (d) EXPIRATION UPON RETIREMENT. If the employment of an Eligible Person with the Corporation and its subsidiaries terminates due to retirement under any qualified retirement plan maintained by the Corporation and/or any of its subsidiaries, his Option shall expire on the earlier to occur of (i) the applicable expiration date or dates set forth in the applicable Option Agreement(s) or (ii) the first anniversary of the date of such termination of employment. If an Eligible Person who has so retired dies prior to exercising in full an Option that has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, such Option shall expire on the first anniversary of the date of the Eligible Person's death. During the period commencing on the date of retirement or death, as the case may be, and ending on the applicable later expiration date, the Options may be exercised by such Eligible Person, or the person specified in Section 9, with respect to the same number of shares and in the same manner and to the same extent as if the Eligible Person had continued as a full-time employee of the Corporation or its subsidiaries during such period.


9.   METHOD OF EXERCISE OF OPTIONS.

     Any Option granted under the Plan may be exercised by the Participant, by a legatee or legatees of such Option under the Participant's last will, by his executors, personal representatives or distributees, or by his assignee or assignees as provided in Section 14 below, by delivering to the Secretary of the Corporation written notice of the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by full payment to the Corporation of the exercise price of the shares being purchased under the Option, and by satisfying all other conditions provided for in the Plan. Except as otherwise provided in the Plan or in any Option Agreement, the exercise price of Common Stock upon exercise of any Option by an Eligible Person shall be paid in full (i) in cash, (ii) in Common Stock valued at its Fair Market Value on the date of exercise, (iii) in cash by a broker-dealer to whom the holder of the Option has submitted an exercise notice consisting of a fully endorsed Option,
(iv) by agreeing to surrender SARs then exercisable by him valued pursuant to subsection 10(b) below on the date of exercise, (v) by agreeing to surrender Options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Common Stock subject to such Options on the date of exercise over the aggregate option price of such Common Stock, (vi) by directing the Corporation to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Option, or (vii) by such other medium of payment as the Committee, in its discretion, shall authorize, or by any combination of (i), (ii), (iii), (iv), (v) and (vi), at the discretion of the Committee or in any manner provided in the Option Agreement. In the case of payment pursuant to (ii), (iii), (iv), (v) or (vi) above, the Participant's election must be made on or prior to the date of exercise of the Option and must be irrevocable. In lieu of a separate election governing each exercise of an Award, a Participant may file a blanket election which shall govern all future exercises of Awards until revoked by the Participant. The Corporation shall issue, in the name of the Participant (or, if applicable, the legatee(s), executor(s), personal representative(s), or distributee(s) of a deceased Participant, or the assignee(s) as provided in Section 14), stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Common Stock purchased by an Eligible Person through a broker-dealer pursuant to clause (iii) above shall be delivered to such broker-dealer in accordance with 12 CFR 220.3(e)(4).

10.  REQUIRED TERMS OF STOCK APPRECIATION RIGHTS.

     If deemed by the Committee to be in the best interests of the Corporation, an Eligible Person who receives an Option may also be granted a SAR. Each SAR shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Option Agreement at the time the Option is granted, or as the Committee may determine at the time of grant, subject to the general provisions of the Plan, and the following specific rules:

     (a) GRANT OF SARs. SARs will be granted, if at all, at the time of granting of an Option and may be granted either in addition to the related Option ("Nontandem SAR") or in tandem with the related Option ("Tandem SAR"). At the time of grant of a Nontandem SAR, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in subsection (b)(i) below. The base price of a Nontandem SAR shall not be less than 80% of the Fair Market Value of a share of Common Stock on the date of grant, provided that the Board shall approve any base price that is less than 100% of the Fair Market Value of the Common Stock on the date of grant. The number of shares of Common Stock subject to a Tandem SAR shall not exceed one for each share of Common Stock subject to the Option. The number of shares of Common Stock subject to a Nontandem SAR shall be one for each share of Common Stock subject to the Option. No Tandem SAR may be granted to an Eligible Person in connection with an ISO in a manner that will disqualify the ISO under Section 422 of the Code unless the Eligible Person consents thereto.

     (b) VALUE OF SARs. Upon exercise, a SAR shall entitle the Eligible Person to receive from the Corporation the number of shares of Common Stock having an aggregate Fair Market Value equal to the following:

          (i) In the case of a Nontandem SAR, the excess of the Fair Market Value of one share of Common Stock as of the date on which the SAR is exercised over the base price specified in such SAR, multiplied by the number of shares of Common Stock then subject to the SAR, or the portion thereof being exercised.

          (ii) In the case of a Tandem SAR, the excess of the Fair Market Value of one share of Common Stock as of the date on which the SAR is exercised over the exercise price per share specified in such Option, multiplied by the number of shares then subject to the Option, or the portion thereof as to which the SAR is being exercised.

     Cash shall be delivered in lieu of any fractional shares. The Committee, in its discretion, shall be entitled to cause the Corporation to elect to settle any part or all of its obligation arising out of the exercise of a SAR by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

     (c) EXERCISE OF TANDEM SARs. A Tandem SAR shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify in the applicable Option Agreement at the time such Tandem SAR is granted. Notwithstanding the preceding sentence, the Tandem SAR shall be exercisable only at such time as the Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Option. Upon the exercise of a Tandem SAR, the unexercised Option, or the portion thereof to which the exercised portion of the Tandem SAR is related, shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof, that is exercised.

     (d) EXERCISE OF NONTANDEM SARs.

          (i) A Nontandem SAR granted under the Plan shall be exercisable during such time, and be subject to such restrictions and conditions and other terms, as the Committee shall specify in the Option Agreement at the time the Nontandem SAR is granted, which restrictions and conditions and other terms need not be the same for all Eligible Persons. Without limiting the generality of the foregoing, the Committee may specify a minimum number of full shares with respect to which any exercise of a Nontandem SAR must be made.

          (ii) Subject to earlier termination as provided in the last sentence of this paragraph (ii), a Nontandem SAR granted under the Plan shall expire on the date specified by the Committee in the Option Agreement, provided that such date shall not be more than ten years after the date of grant. The Committee shall specify in the Option Agreement at the time each Nontandem SAR is granted, the time during which the Nontandem SAR may be exercised prior to its expiration and other provisions relevant to the SAR. The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Nontandem SARs or any part thereof, granted under the Plan. Notwithstanding the foregoing, any Nontandem SAR granted to an Eligible Person under the Plan shall expire, notwithstanding any restrictions and conditions that may be contained in his applicable Option Agreement, following a termination of his employment with the Corporation and its subsidiaries in the same manner as an Option held by such Eligible Person would expire pursuant to the provisions of Section 8.

     (e) PARTIES ENTITLED TO EXERCISE SARs. A SAR may be exercised only by the Eligible Person (or by a legatee or legatees of such SAR under his last will, by his executors, personal representatives or distributees, or by an assignee or assignees pursuant to Section 14 below).

     (f) SETTLEMENT OF SARs. As soon as is reasonably practicable after the exercise of a SAR, the Corporation shall (i) issue, in the name of the Eligible Person, stock certificates representing the total number of full shares of Common Stock to which the Eligible Person is entitled pursuant to subsection (b) hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, or any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Eligible Person an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

11.  RESTRICTED STOCK AWARDS TO ELIGIBLE PERSONS.

     The Committee may from time to time cause the Corporation to grant, or sell for such amount of cash, Common Stock or such other consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of grant or sale), shares of Restricted Stock under the Plan to such Eligible Persons, and subject to such restrictions and conditions and other terms as the Committee may determine at the time of grant or sale, subject to the general provisions of the Plan, the applicable Restricted Stock Agreement, and the following specific rules:

     (a) GRANT OR SALE. Restricted Stock may be granted or sold to an Eligible Person either separately from, or in tandem with, the grant of an Option (with or without SARs) to Eligible Persons. In the case of Restricted Stock granted or sold in tandem with the grant of an Option: (i) the exercise of the Option shall cause the forfeiture (or sale at the purchase price paid for the Restricted Stock) to the Corporation of the Restricted Stock related to the Option, or portion thereof that is exercised, and (ii) the lapse of restrictions applicable to such Restricted Stock shall cause the expiration of the unexercised Option, or pro rata portion thereof, related to such Restricted Stock. Restricted Stock not granted or sold in tandem with the grant of an Option shall have no effect on, and shall not be affected by, the exercise of any Option by the holder of such Restricted Stock.

     (b) RESTRICTED STOCK AGREEMENTS. Shares of Restricted Stock issued to an Eligible Person under the Plan shall be governed by a Restricted Stock Agreement which shall specify whether the shares of Restricted Stock are granted or sold to the Eligible Persons and whether such Restricted Stock is issued separate from, or in tandem with, the grant of an Option and such other provisions as the Committee shall determine.

     (c) ISSUANCE OF RESTRICTED STOCK. The Corporation shall issue, in the name of the Eligible Person, stock certificates representing the total number of shares of Restricted Stock granted or sold to the Eligible Person, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Corporation as provided in subsection (h) hereof.

     (d) RIGHTS OF STOCKHOLDERS. Subject to the provisions of subsections (c) and (e) hereof and subsection 13(b), and the restrictions set forth in the related Restricted Stock Agreement, the Eligible Persons receiving a grant of or purchasing Restricted Stock shall thereupon be a stockholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

     (e) RESTRICTIONS; FORFEITURE OR RESALE. Any share of Restricted Stock granted to an Eligible Person pursuant to the Plan shall be forfeited, and any share of Restricted Stock sold to an Eligible Person pursuant to the Plan shall, at the Corporation's option, be resold to the Corporation for an amount equal to the value of the cash and/or property paid therefor, and, in either case, such shares shall revert to the Corporation, if (i) the Eligible Person violates a non-competition or confidentiality agreement or other condition set forth in the Restricted Stock Agreement, (ii) the Eligible Person's employment with the Corporation or its subsidiaries terminates prior to a date or dates for expiration of the forfeiture or resale provisions set forth in his Restricted Stock Agreement, which date shall not be earlier than the first anniversary of such grant or sale, (iii) the date the Eligible Person's employment with the Corporation terminates for cause, or (iv) the date there occurs a violation of any provision of the applicable Restricted Stock Agreement. The Corporation shall exercise its right to require a forfeiture, and exercise its right to require a resale of the Restricted Stock pursuant to this subsection (e), by giving notice to the Eligible Persons at any time within the 30-day period following (i) the date that the Corporation acquires knowledge of his violation of a noncompetition or confidentiality agreement or other condition, or (ii) his termination of employment with the Corporation or its subsidiaries prior to such date set forth in the Restricted Stock Agreement. Upon receipt of such notice, the Secretary of the Corporation shall promptly cancel shares of Restricted Stock that are forfeited or resold to the Corporation, and the Corporation shall make payment therefor, if applicable, as soon as reasonably practicable after the date of said surrender.

     (f) ACCELERATION. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions of this Section 11 or contained in any Restricted Stock Agreements shall lapse with respect to any or all shares of Restricted Stock granted or sold under the Plan that have been outstanding for at least one year.

     (g) TERMINATION OF EMPLOYMENT. Notwithstanding the foregoing, if the Eligible Person's employment terminates (i) upon the Eligible Person's retirement [as described in subsection 10(d)], (ii) because of his death or disability (as determined by the Committee), or (iii) under circumstances described in subsection 10(e), any restrictions of this Section 11 or in any Restricted Stock Agreement shall lapse.

     (h) RESTRICTED STOCK CERTIFICATES. The Secretary of the Corporation shall hold the certificate or certificates representing shares of Restricted Stock issued under the Plan on behalf of each Participant who holds such shares, whether by grant or sale, until such time as the Restricted Stock is forfeited, resold to the Corporation, or the restrictions lapse.

     (i) TERMS AND CONDITIONS. The Committee may prescribe such other restrictions and conditions and other terms applicable to the shares of Restricted Stock issued to an Eligible Person under the Plan that are neither inconsistent with nor prohibited by the Plan or any Restricted Stock Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Section 11 or in any Restricted Stock Agreement, in installments.


12.  ADJUSTMENTS.

     (a) Appropriate adjustment in the maximum number of shares of Common Stock issuable pursuant to the Plan, the number of shares subject to Awards under the Plan, the exercise price with respect to Options and Tandem SARs and the base price with respect to Nontandem SARs, shall be made to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding Awards due to an acquisition by the Corporation of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected, without receipt of consideration by the Corporation, or any other occurrence for which the Committee determines an adjustment is appropriate; provided, however, that no adjustment in the number of shares with respect to which Awards may be granted under the Plan, or in the number of shares subject to outstanding Awards, shall be made except in the event, and then only to the extent that such adjustment together with all respective prior adjustments which were not made as a result of this provision, involve a net change of more than ten percent (i) from the number of shares of Common Stock with respect to which Awards may be granted under the Plan, or
(ii) with respect to each outstanding Option, from the respective number of shares of Common Stock subject thereto on the date of grant thereof. Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution and enlargement of an Eligible Person's rights, if such Eligible Person receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Eligible Person has not paid the applicable exercise price) to the rights the Eligible Person would have received had he exercised his outstanding Awards, and become a stockholder of the Corporation immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

     (b) In the event that:

          (i) Any person (as such term is used in Section 12 of the Securities Exchange Act of 1934 and the rules and regulations thereunder and including any Affiliate or Associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise become entitled to vote more than 50 percent of the voting power entitled to be cast at elections for directors ("Voting Power") of the Corporation; or

          (ii) There occurs any merger or consolidation of the Corporation, or any sale, lease or exchange of all or any substantial part of the consolidated assets of the Corporation and its subsidiaries to any other person and (A) in the case of a merger or consolidation, the holders of outstanding stock of the Corporation entitled to vote in elections of directors immediately before such merger or consolidation hold less than 50% of the Voting Power of the survivor of such merger or consolidation or its parent; or (B) in the case of any such sale, lease or exchange, the Corporation does not own at least 50% of the Voting Power of the other person;

The Committee may, in its discretion, revise, alter, amend or modify any Option Agreement or Restricted Stock Agreement with an Eligible Person and any then outstanding and unexercised Option granted to an Eligible Person, any SAR, and any share of Restricted Stock granted or sold to an Eligible Person, in any manner that it deems appropriate, including, but not limited to, any of the following respects:

          (A) The Option and SAR may be deemed to pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Option would be entitled if he actually owned such shares immediately prior to the record date or other time any such event became effective, and the number of SARs may be adjusted as necessary to maintain the ratio between the number of SARs and the securities, cash and other property subject to the Option; and

          (B) Subject to subsection 6(d), the dates upon which outstanding and unexercised Options may be exercised may be advanced (without regard to installment exercise limitations, if any);

          (C) The dates upon which restrictions and conditions applicable to outstanding Restricted Stock shall lapse may be advanced (without regard to any installment limitations); and

          (D) Shares of Restricted Stock may be surrendered in a merger, consolidation or share exchange involving the Corporation, notwithstanding any restrictions and conditions applicable to such shares, provided that the securities and/or other consideration received in exchange therefor shall be subject to the restrictions and conditions applicable to the Restricted Stock at the time of surrender and that the surrendering Eligible Persons agrees to any reasonable provisions requested by the Corporation to assure that any consideration received as a result of such surrender is subject to the same restrictions and conditions as those imposed on the Restricted Stock surrendered and that the consideration cannot be transferred in violation of any such restrictions.

     If the Committee believes that any such event is reasonably likely to occur, the Committee may so revise, alter, amend or modify as set forth above at any time before and contingent upon the consummation of such an event.

     (c) In the case of dissolution of the Corporation, (i) every Option and SAR granted to an Eligible Person outstanding hereunder shall terminate notwithstanding any restrictions and conditions that may be contained in his Option Agreement and (ii) the restrictions and conditions on Restricted Stock held by an Eligible Person shall lapse and the holders of such Restricted Stock shall have all the rights of a stockholder with respect to participation in the dissolution. Each such Option and SAR holder shall have 30 days prior written notice of such event, during which time he shall have a right, subject to subsection 7(d), to exercise his partly or wholly unexercised Option and SAR (without regard to installment exercise limitations, if any).

     (d) On the basis of information known to the Corporation, the Committee shall make all determinations relating to the applicability and interpretation of this Section 12, and all such determinations shall be conclusive and binding.

13.  TERMS AND CONDITIONS OF AWARDS.

     (a) Each Eligible Person shall agree to such restrictions and conditions and other terms in connection with the exercise of an Option or SAR, or the grant or sale of Restricted Stock, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise, grant or sale thereof, as the Committee may deem appropriate. The certificates delivered to a Participant or to the Secretary of the Corporation evidencing the shares of Common Stock acquired upon exercise of an Option may, and in the case of a grant or a sale of Restricted Stock to a Participant shall, bear a legend referring to the restrictions and conditions and other terms contained in the respective Option Agreement or Restricted Stock Agreement and the Plan, and the Corporation may place a stop transfer order with its transfer agent against the transfer of such shares. Each Eligible Person shall execute a written instrument stating that he is purchasing the Common Stock for investment and not with any present intention to sell the same.

     (b) The obligation of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Committee, of the Common Stock, Options, SARs and other securities reserved for issuance or that may be offered under the Plan. A Participant shall have no rights as a stockholder with respect to any shares covered by an Option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares, or with respect to Restricted Stock granted or sold to him, until the date of delivery of a stock certificate representing such Restricted Stock to the Secretary of the Corporation on his behalf. No adjustment other than pursuant to Section 12(a) hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.


14.  NONTRANSFERABILITY.

     (a) Except as provided in subsection 12(b)(iii)(D) and in subsection
(b) next below, or in connection with unrestricted Common Stock issued pursuant to an Award, Awards granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of an Option or SAR shall impose no obligation upon the applicable Participant to exercise such Option or SAR.

     (b) Notwithstanding the provisions of subsection (a) above, a Participant, at any time prior to his death, may assign all or any portion of an Award granted to him (other than an ISO) to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, (iii) a partnership of which his spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award will continue to be subject to all of the terms, conditions and restrictions applicable to the Award, as set forth herein and in the related Option Agreement or Restricted Stock Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if
(i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly permitted by the applicable Option Agreement or Restricted Stock Agreement as approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Corporation on or prior to the effective date of the assignment.

15.  INDEMNIFICATION OF THE COMMITTEE.

     In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegatees, the members of the Committee and its delegatees shall be indemnified by the Corporation against (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option or SAR granted hereunder or any grant or sale of shares of Restricted Stock; and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegatee is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.


16.  NO CONTRACT OF EMPLOYMENT.

     Neither the adoption of the Plan nor the grant of any Award shall be deemed to obligate the Corporation or any subsidiary to continue the employment or period of service of any Eligible Person for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Eligible Person.


17.  TERMINATION AND AMENDMENT OF PLAN.

     (a) No ISOs shall be granted under the Plan more than ten years after the first to occur of (i) the date the Plan was adopted by the Board, or (ii) the date the Plan was approved by the stockholders of the Corporation. The Board may at any time terminate, suspend or modify the Plan without the authorization of stockholders to the extent allowed by law, including, with respect to ISOs,
Section 422 of the Code and regulations issued thereunder.

     (b) No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Participant under an Award granted before the date of such termination, suspension or modification, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Corporation shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.


18.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by either written consent of all of holders of the outstanding Common Stock or by the holders of a majority of the outstanding shares of Common Stock of the Corporation present, or represented, and entitled to vote at a stockholders' meeting held within 12 months thereafter, and Awards granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.


19.  WITHHOLDING TAXES.

     Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock to a Participant under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In connection with an Award in the form of shares of Common Stock, a Participant may elect to satisfy his tax withholding obligation incurred with respect to the Taxable Date of the Award by (a) directing the Corporation to withhold a portion of the shares of Common Stock otherwise distributable to the Participant, or (b) by transferring to the Corporation a certain number of shares (either subject to a restricted Stock Award or previously owned), such shares being valued at the Fair Market Value thereof on the Taxable Date. Notwithstanding any provisions of the Plan to the contrary, a Participant's election pursuant to the preceding sentence (a) must be made on or prior to the Taxable Date with respect to such Award, and (b) must be irrevocable. In lieu of a separate election on each Taxable Date of an Award, a Participant may make a blanket election with the Committee that shall govern all future Taxable Dates until revoked by the Participant. If the holder of shares of Common Stock purchased in connection with the exercise of an ISO disposes of such shares within two years of the date such ISO was granted or within one year of such exercise, he shall notify the Corporation of such disposition and remit an amount necessary to satisfy applicable withholding requirements including those arising under federal income tax laws. If such holder does not remit such amount, the Corporation may withhold all or a portion of any salary then or in the future owed to such holder as necessary to satisfy such requirements. Taxable Date means the date a Participant recognizes income with respect to an Award under the Code or any applicable state income tax law.


20.  LEAVES OF ABSENCE.

     The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan regarding any leave of absence taken by an Eligible Person who is the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Eligible Person who takes such leave of absence.


21.  GOVERNING LAW.

     The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York and, in the case of ISOs,
Section 422 of the Code and regulations issued thereunder.


22.  FAIR MARKET VALUE.

     "Fair Market Value" as of a given date for all purposes of the Plan and any Option Agreement or Restricted Stock Agreement means (a) if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; and (c) if the Common Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an ISO shall be inconsistent with Section 422 of the Code or regulations issued thereunder.


23.  SUCCESSORS.

     In the event of a sale of substantially all of the assets of the Corporation, or a merger, consolidation or share exchange involving the Corporation, all obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on the successor to the transaction. Employment or continuation of service of an Eligible Person with such a successor shall be considered employment or period of service of the Eligible Person with the Corporation for purposes of the Plan.


24.  NOTICES.

     Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Corporation shall be directed to:

     Evans Bancorp, Inc.
     14 - 16 N. Main Street
     Angola, New York 14006

     Notices to or with respect to a Participant shall be directed to the Participant, or the executors, personal representatives or distributees of a deceased Participant, at the Participant's home address on the records of the Corporation.

     As adopted by the Board of Directors on January 19, 1999.

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                           [EVANS NATIONAL BANK LOGO]

                    INDEPENDENT COMMUNITY BANKING SINCE 1920

                                     ANGOLA
                                     DERBY
                                     EVANS
                                  FORESTVILLE
                                    HAMBURG
                                  NORTH BOSTON
                                  WEST SENECA


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               PROXY FOR ELEVENTH ANNUAL MEETING OF SHAREHOLDERS
                              EVANS BANCORP, INC.
                            14-16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip Brothman and Richard M. Craig as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of Evans Bancorp, Inc. held of record by either of the undersigned on March 10, 1999, at the Eleventh Annual Meeting of Shareholders to be held on April 27, 1999, or any adjournments thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

         [ ] FOR all three nominees listed below (except for any nominee whose name has been written in the space provided).

         [ ] WITHHOLD AUTHORITY to vote for all three nominees.

         Robert W. Allen      William F. Barrett       David C. Koch

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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PROPOSAL 2. APPROVAL OF 1999 STOCK OPTION PLAN

          [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

            (continued and to be dated and signed on the other side)

[EVANS BANCORP LOGO]
c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, Ohio 45263












                              fold and detach here
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In his discretion, upon such other matters as may properly come before the meeting or any adjournment.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR both Proposal 1 and 2.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.


                                            DATED: _______________________, 1999



                                            ------------------------------------
                                                  (Signature of Stockholder)


                                            ------------------------------------
                                                  (Signature of Stockholder)

                                            Please sign exactly as name appears
                                            on the stock certificate. When
                                            shares are held by joint tenants,
                                            both are required to sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name for and by its
                                            President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.